EXHIBIT 99.1

                               FRONTIER STATE BANK

                 PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS

         The undersigned hereby appoints Mr. Greg Butler and Mr. Tony J. Swartz, or either of them, with full power of substitution, proxies, to vote all of the stock of Frontier State Bank, which the undersigned is entitled to vote at the Special Meeting of Shareholders of Frontier State Bank to be held at Bill Hancock Center located at 550 North Ninth Place, Show Low, Arizona on
November 25, 2002 at 10:00 a.m. local time and at any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, IT WILL BE VOTED FOR THE FOLLOWING PROPOSAL.

     To approve the Agreement and Plan of Merger, dated as of August 16, 2002, by and among National Bank of Arizona ("NBA"), Frontier State Bank and Zions Bancorporation ("Zions"), which would result in the merger of Frontier into NBA, with NBA being the surviving banking association, and the issuance of shares of Zions common stock in exchange for the outstanding shares of Frontier common stock, and all of the matters contemplated by the merger agreement.

         [_] FOR           [_] AGAINST          [_] ABSTAIN

The proxies are authorized to vote in their discretion upon such other business that may properly come before the Frontier special meeting.

X  Please mark your votes as in this example.

Date: ____________________                                 Signature

                                                           _____________________

                                                           _____________________

                                                           _____________________

                                                           Please sign here
                                                           exactly as name(s)
                                                           appear(s) on the
                                                           left. When signing as
                                                           attorney, executor,
                                                           administrator,
                                                           trustee, guardian, or
                                                           in any other
                                                           fiduciary capacity,
                                                           give full title. If
                                                           more than one person
                                                           acts as trustee, all
                                                           should sign. All
                                                           joint owners must
                                                           sign.


I plan to attend the Special Meeting: __________

Please mark, sign and date, and mail in the enclosed postage paid envelope.

                                    * * * * *